UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2004

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750

(Address of principal executive offices)

(229) 426-6000

Registrant’s Telephone Number, including area code

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 17, 2004, Colony Bankcorp, Inc. announced the completion of a $4,500,000 private placement of floating rate trust preferred securities (“Capital Securities”) through its wholly-owned subsidiary, Colony Bankcorp Statutory Trust III.

The Capital Securities mature in 30 years and bear interest at the 3-month LIBOR plus 268 basis points with a reset quarterly. Interest on the Capital Securities is to be paid on the 17th day of each March, June, September and December, commencing on September 17, 2004.

Colony Bankcorp, Inc. intends to use the proceeds from this offering to reduce its debt and for general corporate purposes, including providing capital to its subsidiary banks.

The FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. acted as placement agents in the offering

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c ) Exhibits.

99.1 Press Release dated June 17, 2004

Item 9. Regulation FD Disclosure

On June 17, 2004, Colony Bankcorp, Inc. issued a press release announcing completion of a $4,500,000 private placement of floating rate trust preferred securities. The press release is attached as Exhibit 99.1 to this Form 8-K. This information is provided under Item 12 of Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: June 17, 2004	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice President and Chief Financial Officer